UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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CHINA BIOLOGIC PRODUCTS, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125

People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2016

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Biologic Products, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 20, 2016, at 10 a.m., Beijing time, at the principal office of the Company located at 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China, for the following purposes:

1.	to elect the three individuals listed in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve until the 2019 annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	to ratify the selection by the Audit Committee of KPMG Huazhen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	to have an advisory vote to approve the compensation of our named executive officers for the year ended December 31, 2015;

4.	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you owned our common stock at the close of business on May 6, 2016, you may attend and vote at the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2015 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer
April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2016

This Notice and Proxy Statement and our 2015 Annual Report are available online at https://www.iproxydirect.com/CBPO.

In accordance with the Securities and Exchange Commission (“SEC”) rules and regulations, we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about May 9, 2016, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, time, and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125

People’s Republic of China

PROXY STATEMENT

The Board of Directors (the “Board”) of China Biologic Products, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) is furnishing this proxy statement (this “Proxy Statement”) and the accompanying proxy to you to solicit your proxy for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Monday, June 20, 2016, at 10 a.m., Beijing time, at the principal office of the Company located at 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about May 9, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this Proxy Statement?

You have received this Proxy Statement and our 2015 annual report (the “Annual Report”) because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters described in this Proxy Statement. These actions include the election of three director nominees listed in this Proxy Statement to the Board as Class I directors1; ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the “independent auditors”); an advisory (that is, non-binding) vote on executive compensation; and the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board as permitted under Section 242(c) of the Delaware General Corporation Law. An additional purpose of the Annual Meeting is to transact any other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

1 Our classified Board consists of three classes of directors. Class I directors currently consist of Mr. David (Xiaoying) Gao, Mr. Joseph Chow and Mr. Min Fang, with term expiring in 2016. Class II directors currently consist of Mr. Sean Shao, Prof. Wenfang Liu and Mr. David Hui Li, with term expiring in 2017. Class III directors currently consist of Dr. Yungang Lu, Mr. Zhijun Tong and Mr. Albert (Wai Keung) Yeung, with term expiring in 2018. See Proposal No. 1 – Election of Directors for details.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on May 6, 2016 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on four proposals at the Annual Meeting:

•	the election of three director nominees listed in this Proxy Statement to the Board as Class I directors, each to serve until the 2019 annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

•	the ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditors for the year ending December 31, 2016;

•	an advisory vote to approve the compensation of our named executive officers for the year ended December 31, 2015; and

•	the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board as permitted under Section 242(c) of the Delaware General Corporation Law.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	FOR election of the three director nominees listed in this Proxy Statement to the Board as Class I directors;

•	FOR ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditors for the year ending December 31, 2016;

•	FOR approval of the compensation of our named executive officers for the year ended December 31, 2015; and

•	FOR approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board as permitted under Section 242(c) of the Delaware General Corporation Law.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on May 6, 2016, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this Proxy Statement.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the “stockholder of record.” This Proxy Statement and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This Proxy Statement and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in with your proxy materials.

How do I vote my shares?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

By Internet – If you have Internet access, you may submit your proxy via the Internet by following the instructions provided in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement (the “Notice”), or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Telephone or Mail – If you received printed proxy materials, you may submit your proxy by telephone by following the instructions provided on your proxy card or voting instruction card. If you received a Notice, you may submit your proxy by telephone after accessing the proxy materials via the Internet. You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Beijing time, on June 19, 2016.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

•	FOR election of the three director nominees listed in this Proxy Statement to the Board as Class I directors;

•	FOR ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditors for the year ending December 31, 2016;

•	FOR approval of the compensation of our named executive officers for the year ended December 31, 2015; and

•	FOR approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board as permitted under Section 242(c) of the Delaware General Corporation Law.

Each share of common stock is entitled to one vote.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal No. 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided on your proxy card.

What is required to approve each item?

•	For Proposal No. 1 (election of Class I directors), the three director nominees receiving a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon shall be elected as the Class I directors. Abstentions and broker non-votes are not counted for purposes of the election of directors.

According to our Corporate Governance Guidelines, in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his/her election than votes “for” such election (a “Majority Withheld Vote”) is obligated to promptly tender his/her resignation to the Board following certification of the stockholder vote.

In the event of a tendered resignation following a Majority Withheld Vote, the Governance and Nominating Committee will thereafter promptly consider the resignation offer and recommend to the Board action with respect to the tendered resignation, and the Board shall promptly act upon such recommendation. In considering what action to recommend with respect to the tendered resignation, the Governance and Nominating Committee will take into account all factors deemed relevant by the members of the Governance and Nominating Committee including, without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director's contributions to us, and our Corporate Governance Guidelines.

•	For Proposal No. 2 (ratification of independent auditors), Proposal No. 3 (advisory vote on executive compensation) and Proposal No. 4 (approval of an amendment to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.

•	For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker has authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director nominee.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to your shares being voted. You may revoke your proxy prior to your shares being voted by calling 1-866-752-VOTE (8683), or by accessing the Internet website https://www.iproxydirect.com/CBPO, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Corporate Secretary at China Biologic Products, Inc., 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China, or by attending and voting in person at the Annual Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies granted according to the instructions set forth herein will be voted in the same manner as the proxies would have been voted at the previously convened Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Annual Meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

What is “householding?”

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies.

Any stockholders who wish to opt out of, or wish to begin, householding may contact our Corporate Secretary through one of the following methods:

•	by sending a written request by mail to:

China Biologic Products, Inc.

18th Floor, Jialong International Building

19 Chaoyang Park Road, Chaoyang District

Beijing 100125

People’s Republic of China

Attention: Corporate Secretary

•	by calling our Corporate Secretary, at (+86) 10-6598-3111.

Are there any rules regarding admission to the Annual Meeting?

Yes. You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the Record Date. Before we admit you to the Annual Meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as your passport; and

•	You were, or are validly acting for, a stockholder of record on the Record Date by:

o	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

o	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

o	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on May 6, 2016, you will not be admitted to the Annual Meeting.

At the entrance to the Annual Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Annual Meeting meets the requirements described above.

How do I learn the results of the voting at the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

•	by mail to:

China Biologic Products, Inc.

18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125

People’s Republic of China

Attention: Corporate Secretary

•	by telephone at (+86) 10-6598-3111.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

NAME	AGE	POSITION
David (Xiaoying) Gao(1)	65	Chairman of the Board, Chief Executive Officer (the “CEO”) and President
Sean Shao(1)	59	Director
Yungang Lu(1)	52	Director
David Hui Li(1)	47	Director
Wenfang Liu(1)	78	Director
Zhijun Tong(1)	56	Director
Albert (Wai Keung) Yeung(1)	73	Director
Joseph Chow(1)	52	Director
Min Fang(1)	36	Director
Ming Yang	44	Chief Financial Officer (the “CFO”)
Ming Yin	38	Senior Corporate Vice President
Zhijing Liu	62	Corporate Vice President
Gang Yang	51	Corporate Vice President and the General Manager of Guizhou Taibang

(1)	Our classified Board consists of three classes of directors. Class I directors currently consist of Mr. David (Xiaoying) Gao, Mr. Joseph Chow and Mr. Min Fang, with term expiring in 2016. Class II directors currently consist of Mr. Sean Shao, Prof. Wenfang Liu and Mr. David Hui Li, with term expiring in 2017. Class III directors currently consist of Dr. Yungang Lu, Mr. Zhijun Tong and Mr. Albert (Wai Keung) Yeung, with term expiring in 2018. See Proposal No. 1 – Election of Directors for details.

Mr. David (Xiaoying) Gao. Mr. Gao has been a member of our Board since October 6, 2011, our Chairman since March 30, 2012 and our CEO since May 10, 2012. From February 2004 until the company’s acquisition by Sanofi in February 2011, Mr. Gao served as the chief executive officer and director of BMP Sunstone Corporation (NASDAQ: BJGP). Following the acquisition, he served as a senior integration advisor for Sanofi from February to August 2011. From February 2002 through February 2004, Mr. Gao served as the chairman of BMP China’s board of directors. Mr. Gao served as the president and a director of Abacus Investments Ltd, a private wealth management company, from August 2003 until June 2004, and as chief executive officer of Abacus from July 2003 to June 2004. From 1989 to 2002, Mr. Gao held various executive positions at Motorola, Inc., including: a director and vice president of the Integrated Electronic System Sector, Asia-Pacific operation, from 1998 to 2002; a Member of Motorola Asia Pacific Management Board, Management Board of Motorola Japan Ltd., from 2000 to 2002; and Motorola China Management Board from 1996 to 2002. Mr. Gao holds a B.S. in Mechanical Engineering from the Beijing Institute of Technology, a M.S. in Mechanical Engineering from Hanover University, Germany, and an M.B.A. from The Massachusetts Institute of Technology. Mr. Gao is a Class I director.

Mr. Sean Shao. Mr. Shao has been a member of our Board since July 24, 2008. In addition to his roles with us, Mr. Shao currently serves as (i) independent director and chairman of the audit committee of: 21Vianet Group, Inc., a leading carrier-neutral internet data center services provider listed on NASDAQ since August 2015; Trina Solar Limited, an integrated solar-power products manufacturer and solar system developer listed on the NYSE since January 2015; Jumei International Holding Ltd., an e-commerce company listed on NYSE since May 2014; LightInTheBox Holdings Co. Ltd., an e-commerce company listed on NYSE since June 2013 and UTStarcom Holdings Corp., a provider of broadband equipment and solutions listed on NASDAQ since October 2012, and (ii) independent director and chairman of the nominating committee of Agria Corporation, an agricultural company listed on NYSE since November 2008. He served as the chief financial officer of Trina Solar Limited from 2006 to 2008. In addition, Mr. Shao served from 2004 to 2006 as the chief financial officer of ChinaEdu Corporation, an educational service provider, and of Watchdata Technologies Ltd., a Chinese security software company. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants. Mr. Shao is a Class II director.

Dr. Yungang Lu. Dr. Lu has been a member of our Board since March 19, 2012. Dr. Lu has served as a managing director of Seres Asset Management Limited, an investment manager based in Hong Kong, since August 2009. Dr. Lu also serves as a director of the following listed companies: China Techfaith Wireless Communication Technology Ltd., a handheld device company in China, and China Cord Blood Corporation, a provider of cord blood storage services in China. From 2004 to July 2009, Dr. Lu was a Managing Director of APAC Capital Advisors Limited, a Hong Kong-based investment manager specializing in Greater China equities. Dr. Lu was a research analyst with Credit Suisse First Boston (Hong Kong), a financial services company, from 1998 to 2004, where his last position was the head of China Research. Before moving to Credit Suisse, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia, a financial services company, in Hong Kong. Dr. Lu received a B.S. in Biology from Peking University, an M.S. in Biochemistry from Brigham Young University and a Ph.D. in Finance from the University of California, Los Angeles. Dr. Lu is a Class III director.

Mr. David Hui Li. Mr. David Hui Li has been a member of our Board since November 4, 2013. Mr. David Li was an executive director and a managing director at Warburg Pincus Asia LLC (“Warburg Pincus”) from 2002 to January 2016.  Prior to joining Warburg Pincus, Mr. Li served as an executive director in the investment banking division of Goldman Sachs from 2001 to 2002 and that of Morgan Stanley from 1994 to 2001.  He is also a director of UCAR Inc. and China Advanced Gas Resources (Hong Kong) Limited.  Mr. Li received a B.S. in economics from Renmin University of China and an M.B.A. from Yale University School of Management. Mr. Li is a Class II director.

Prof. Wenfang Liu. Prof. Wenfang Liu has been a member of our Board since February 27, 2011. From 2007 to 2011, Prof. Liu served as the chief consultant for Sichuan Yuanda Shuyang Pharmaceuticals. Prior to that, he served from 2000 to 2007, in various managerial positions including as the chief engineer and a director of Hualan Biological Engineering, and as a director of blood separating, from 2005 to 2006, at Chengdu Jiaying Medical Product Co. Ltd. Prior to that, Prof. Liu served, from 1998 to 1999, as the chief engineer of Guiyang Qianfeng Biological Products Co. Ltd., and from 1988 to 1998 as the vice chairman of the Institute of Blood Transfusion of Chinese Academy of Medical Sciences. Prof. Liu previously served as a member of the Sichuan CPPCC Standing Committee, the Chinese Society of Blood Transfusion and the China Medical Biotech Association. He holds a Bachelor’s Degree in Bio-Chemistry from the Chinese Academy of Sciences, Forest and Soil College and was a Ph.D. advisor from 1997 to 1998. Prof. Liu is a Class II director.

Mr. Zhijun Tong. Mr. Tong has been a member of our Board since April 20, 2012. He has served as the chairman of the board of directors of several corporations, including Spain Qifa Corporation Ltd. since 1996, Hong Kong Tong’s Group since 2007, Sunstone (Qingdao) Plant Oil Co., Ltd. since 2008, Sunstone (Qingdao) Food Co., Ltd. since 2009, Shengda (Zhangjiakou) Pharmaceutical Co., Ltd. since 2011 and Shengda (Qianxi) Chinese Medicine Cultivation Co., Ltd. since 2012. Mr. Tong has also served as a director and a vice president of Spain International Haisitan Group since 1993. From 2007 to 2011, He also served as the president and a director of BMP Sunstone Corporation, a NASDAQ-listed pharmaceutical corporation. Mr. Tong is a Class III director.

Mr. Albert (Wai Keung) Yeung. Mr. Yeung has been a member of our Board since July 29, 2012. Mr. Yeung has been since 2005 a partner of Albert Yeung & Associate Consulting Company, a consulting company providing M&A, leadership and executive coaching services to senior managers and chief executive officers. From August 2006 to February 2011, Mr. Yeung also served as a director of BMP Sunstone Corporation, a company listed on NASDAQ until the company’s acquisition by Sanofi. From April 1, 2015, Mr. Yeung has been an independent director of PharmaMax Corporation. Since September 6, 2015 Mr. Yeung has been an independent director of Beijing Promed Medical Technology Co. Ltd. Prior to retirement, Mr. Yeung had spent more than 30 years in China’s pharmaceutical industry, holding various senior sales, marketing and general management positions with major pharmaceutical corporations in Hong Kong and mainland China, including Johnson & Johnson, Xian-Janssen, Burroughs Wellcome, Bristol Myers-Squibb and GlaxoSmithKline. Mr. Yeung is a Class III director.

Mr. Joseph Chow. Mr. Chow has been a member of our Board since November 3, 2014. Mr. Chow has over 20 years of experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. Mr. Chow was recently a managing director of Moelis and Company and was previously a managing director at Goldman Sachs (Asia) LLP. Prior to that, he served as an independent financial consultant, as chief financial officer of Harbor Networks Limited, and as chief financial officer of China Netcom (Holdings) Company Limited. Prior to that, Mr. Chow served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently sits on the board as independent non-executive director for China ZhongDi Dairy Holdings Company Limited, Intime Department Store (Group) Co., Ltd. and CAR, Inc., respectively, which are companies listed on the Stock Exchange of Hong Kong. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and a Master of Business Administration degree from the University of Maryland at College Park. Mr. Chow is a Class I director.

Mr. Min Fang. Mr. Fang has been a member of our Board since March 2, 2015. Mr. Fang is a Managing Director at Beijing Warburg Pincus Investment Consulting Company Limited Shanghai Branch (“Warburg Pincus Shanghai”), and a core member of the China healthcare team. In addition to his role with us, Mr. Fang currently serves on the board of several private and public companies including, among others, Beijing Amcare Women’s and Children’s Hospital Co., Ltd.. From March 2010 to July 2011, he was a vice president at Carlyle Asia Private Equity. From July 2007 to February 2010, Mr. Fang was an associate at Warburg Pincus Shanghai. Prior to joining Warburg Pincus Shanghai, he worked at the Boston Consulting Group focusing on management consultancy for pharmaceutical and medical device companies. Mr. Fang received a B.A. in International Finance from Fudan University and an M.B.A. from the Stanford Graduate School of Business. Mr. Fang is a Class I director.

Mr. Ming Yang. Mr. Yang has been our CFO since August 7, 2012. Mr. Yang served as our interim CFO between May 31 and August 6, 2012 and our Vice President-Finance & Compliance and Treasurer between March 30, 2012 and August 6, 2012. Mr. Yang also serves as an independent director for Kunming Jida Pharmaceutical. Mr. Yang has six years of financial management experience in corporations and 11 years audit experience in accounting firms. Mr. Yang has extensive experience in dealing with the PRC tax regulations, PRC GAAP, IFRS and internal control matters. He was an audit senior manager at KPMG, where he provided audit services for initial public offerings, right issues and merger and acquisition transactions. He also worked on the annual reports of various public companies listed in Hong Kong and mainland China. His audit clients ranged from state-owned enterprises and Chinese listed companies to multinational companies, including Angang Steel, Shenhua Energy, BOE Technology and BHP Billiton. Mr. Yang is a certified public accountant in China.

Mr. Ming Yin. Mr. Yin has been our Senior Corporate Vice President since August 2012. He is in charge of investor relations and business development. From March 2008 to May 2012, he held various management positions at our Company with increasing responsibility regarding our financial reporting, finance, investor relations, and business development, including Vice President-Finance from August 2010 to March 2012 and assistant to CFO from March 2008 to August 2010. Prior to joining us, Mr. Yin was a tax associate at the New York office of KPMG from February 2007 to February 2008. Prior to that, Mr. Yin held multiple financial management positions in corporations, including accounting manager at Cronimet USA, an international supplier of raw materials for the industrial production of stainless steel Corporation from April 2004 to January 2007 and an accountant at Houston Fruitland Inc. from February 2003 to April 2004. Mr. Yin is a chartered financial analyst. Mr. Yin holds a B.B.A. in accounting from Northwood University in Midland, Michigan, and an M.B.A. in Finance &Investment from Zicklin School of Business of Baruch College of City University of New York.

Ms. Zhijing Liu. Ms. Liu has been our Corporate Vice President since August 2012. She oversees plasma quality management, plasma resource development and matters related to regulatory affairs. From January 2010 to May 2011, Ms. Liu held various management positions at our Company, including being the Chief Representative of the Company’s Beijing office. From May 2011 to August 2012, Ms. Liu was our Director of the Regulatory Affairs and Administration. Ms. Liu has more than 30 years of experience in China’s pharmaceutical industry, holding various senior marketing, human resource, consulting and general management positions with various pharmaceutical organizations. Prior to joining us, Ms. Liu was general manager of Zhongbang Medical Technology Company, an affiliate of Hospital Management Institute of Ministry of Health.

Mr. Gang Yang. Mr. Yang has been our Corporate Vice President since August 2013 and the General Manager of our majority owned subsidiary Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”) since 2010. Prior to that, Mr. Yang held various management positions at Guizhou Taibang, including being the Deputy General Manager. Mr. Yang has more than 20 years of experience in China’s plasma industry, holding various senior operation, production and plasma resource management positions with various plasma production organizations. Prior to joining us, Mr. Yang was a director of Guizhou Qianfeng Biologic Products Company.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. To the best of our knowledge and belief, there are no arrangements or understandings with any of our directors, executive officers, principal stockholders, customers, suppliers, or any other person, pursuant to which any of our directors or executive officers were selected.

Directors and executive officers are elected or appointed until their successors are duly elected or appointed and qualified.

Family Relationships

There are no family relationships among our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Except as disclosed below and in our previous reports filed with the SEC, we believe that all of our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with the applicable filing requirements during fiscal year 2015.

During fiscal year 2015, a Form 4 was filed late by Ms. Zhijing Liu, our Corporate Vice President, due to administrative oversight. Except as disclosed above, the Company is not aware of any failure on the part of our executive officers, directors or beneficial owners of more than 10% of a registered class of our equity securities to make any filing on a timely basis as required under the securities laws.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with our high standards. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on our website at http://www.chinabiologic.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Biologic Products, Inc., 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China.

The Board and Committees of the Board

We are governed by a Board that currently consists of nine members as identified above. Our Board currently has three standing committees: the Audit Committee, Compensation Committee and Governance and Nominating Committee, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board. Each of these Committees is comprised entirely of directors who are independent under Nasdaq Marketplace Rules. From time to time, the Board may establish other committees. Each of the Compensation Committee and Governance and Nominating Committee was formed on August 7, 2008 and the Audit Committee was formed on July 24, 2008. The Board has adopted a written charter for each of the committees which are available on our website at http://www.chinabiologic.com.

Audit Committee

Our Audit Committee is currently composed of three members: Mr. Sean Shao, Dr. Yungang Lu and Mr. Albert (Wai Keung) Yeung. Mr. Shao serves as Chair of the Audit Committee. Our Board determined that each member of the Audit Committee meets the independence criteria prescribed by applicable rules and regulations of the SEC for audit committee membership and is an “independent” director within the meaning of the NASDAQ Marketplace Rules. Each Audit Committee member also meets NASDAQ’s financial literacy requirements.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. It is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions;

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

•	meeting separately and periodically with management and our internal and independent auditors; and

•	reporting regularly to the full Board.

Our Board has determined that Mr. Shao is the “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ’s financial sophistication requirements.

Compensation Committee

Our Compensation Committee is currently composed of three members: Mr. Sean Shao, Prof. Wenfang Liu and Dr. Yungang Lu, each of whom is “independent” within the meaning of the NASDAQ Marketplace Rules. Mr. Shao serves as Chair of the Compensation Committee.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of executive officers, including all forms of compensation to be provided to our executive officers. Our CEO may not be present at any committee meeting during which his compensation is deliberated.

The Compensation Committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and setting the compensation level of our CEO based on this evaluation; and

•	reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Governance and Nominating Committee

Our Governance and Nominating Committee is currently composed of three members: Mr. Sean Shao, Mr. Zhijun Tong and Dr. Yungang Lu, each of whom is “independent” within the meaning of the NASDAQ Marketplace Rules. Dr. Lu serves as Chair of the Governance and Nominating Committee.

The Governance and Nominating Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees.

The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

•	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to the Board directors to serve as members of the Board’s committees; and

•	monitoring compliance with our Corporate Governance Guidelines.

We do not have a formal policy regarding consideration of director candidate recommendations received from our stockholders. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

Governance Structure

Mr. David (Xiaoying) Gao currently serves as Chairman of our Board, our CEO and President. He possesses in-depth knowledge of the Company, its integrated operations, the evolving biopharmaceutical industry in China, and the array of challenges to be faced, gained through years of experience in the industry. The Board believes that such experiences and other insights put Mr. Gao in the best position to provide broad leadership for the Company and the Board, as he considers strategy and exercises fiduciary responsibilities to stockholders, as the case may be.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. A majority of the Board is composed of independent directors, and all members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee. We encourage our stockholders to learn more about our Company’s governance practices at our website, http://www.chinabiologic.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risks in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company’s management is charged with managing risks. The Company has internal processes and an internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through the committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the code of ethics. The Audit Committee members meet separately with representatives of the independent auditing firm; and

•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is composed of “independent directors” within the meaning of applicable NASDAQ Marketplace Rules and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are Mr. Sean Shao, Dr. Yungang Lu, Prof. Wenfang Liu, Mr. Zhijun Tong, Mr. Albert (Wai Keung) Yeung, Mr. Joseph Chow, and Mr. David Hui Li.

Board, Committee and Annual Meeting Attendance

During fiscal year 2015, the Board held five meetings and acted by written consent four times. Our Audit Committee, Compensation Committee and Governance and Nominating Committee met or acted by written consent four times, once and once, respectively. In addition, our independent directors, met in executive session following Board meetings. Each director attended at least approximately 80% of all Board and applicable committee meetings.

Our directors are expected to attend Board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. We encourage our directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Code of Ethics

On March 25, 2008, our Board adopted a code of ethics, which applies to all of our directors, officers and employees, including our CEO and CFO. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC, and in other public communications that we made; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations of the code to the appropriate person or persons; and accountability for adherence to the code. We believe that our reputation is a valuable asset and must continually be guarded by all associated with us so as to earn the trust, confidence and respect of our suppliers, customers and stockholders. Our Board amended the code of ethics on March 11, 2013 to update certain administrative information in the code.

The code of ethics is maintained on the Company’s website at www.chinabiologic.com. Printed copies of our code of ethics may be obtained, without charge, by contacting the Corporate Secretary, China Biologic Products, Inc., 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China. During the fiscal year ended December 31, 2015, there were no waivers of our code of ethics.

Stockholder Communication with the Board

Stockholders and other interested parties may communicate with the Board, including non-management directors, by sending a letter to us, c/o Corporate Secretary, China Biologic Products, Inc., 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China, for submission to the Board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three non-employee directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Mr. Sean Shao and a review of Mr. Shao’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Shao shall be designated as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated by the SEC, as Mr. Shao has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

Following the end of the fiscal year ended December 31, 2015, the Audit Committee (i) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with the Company’s management; (ii) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board (United States) and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

/s/Sean Shao
Mr. Sean Shao, Chair
Dr. Yungang Lu
Mr. Albert (Wai Keung) Yeung

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our mission is to become a first-class biopharmaceutical enterprise in China. To achieve this objective, we strive to provide an executive compensation program that is aimed to attract and retain talented and qualified senior executives to manage and lead the Company and to motivate them to pursue our growth strategy and deliver strong execution. We use a mix of compensation elements including base salary, performance-based discretionary cash bonuses, equity compensation, and in certain cases severance and change of control benefits and other employee benefits.

Our named executive officers (the “NEOs”) for fiscal year 2015 were:

•	David (Xiaoying) Gao, the CEO;

•	Ming Yang, the CFO;

•	Ming Yin, Senior Corporate Vice President;

•	Zhijing Liu, Corporate Vice President; and

•	Gang Yang, Corporate Vice President and General Manager of Guizhou Taibang.

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding advisory vote on the compensation of our NEOs (commonly referred to as a “say-on-pay” vote) at our Annual Meeting of Stockholders held on June 19, 2015. Our stockholders approved the compensation of the NEOs, with approximately 74.0% of stockholder votes cast in favor of our executive compensation program.

As the Compensation Committee evaluated our executive compensation policies and practices throughout 2015, it was mindful of the strong support our stockholders expressed for our compensation philosophy and objectives. As a result, the Compensation Committee decided to continue our general approach to executive compensation in aligning the interests of executives with stockholder interests.

Consistent with the recommendation of the Board and the preference of our stockholders as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our Annual Meeting of Stockholders in June 2011, the Board has adopted a policy providing for annual advisory votes on the compensation of our NEOs. Accordingly, our stockholders will have the opportunity at this year’s Annual Meeting to endorse our executive compensation program through the “say-on-pay” vote included as Proposal No. 3 in this Proxy Statement. We encourage you to review this Compensation Discussion and Analysis, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Compensation Philosophy

In 2015, we updated our compensation philosophy to reflect our commitment to offering an integrated executive compensation program that focuses on pay-for-performance alignment. Our executive compensation program is designed to:

•	attract and retain individuals critical to the long-term success of the Company;

•	emphasize the linkage between the discretionary bonus for our executive officers and the Company’s overall performance;

•	promote value sharing based on the alignment of the interests of our executive officers and the interests of our stockholders; and

•	enhance the competitiveness of our executive compensation packages through a balanced combination of cash and equity-based awards.

The key elements of our executive compensation program are competitive base salaries, annual incentive opportunities and equity participation. More specifically, compensation for each NEO is composed of a base salary, performance-based discretionary cash bonus and equity awards, and in certain cases, severance and change of control benefits. Base salaries for the NEOs are a fixed component of compensation and their determination involves an evaluation of the competitive market-based data derived from comparable companies. Base salaries are generally reviewed annually and adjustments are considered based on the individual performance of the executive, level of experience or tenure in their position, and the current market salary. Performance-based discretionary bonuses are based upon achievement of corporate objectives and individual performance, ultimately subject to the discretion of the Board and/or the Compensation Committee, as applicable. Equity awards are designed to provide long-term compensation based on the Company’s performance, as reflected in the value of the shares of the Company’s common stock underlying the equity compensation compared to the purchase price of those shares, if any. With equity compensation, we seek to align the interests of our NEOs with those of our stockholders. Such portion of the compensation for our NEOs is at risk if our efforts do not generate positive stockholder returns. In determining the equity awards, we also take into consideration the market data and market trend, which help to ensure that our executive compensations are competitive with those of the companies with which we compete for talent.

Currently, we do not have any formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation.

2015 Key Compensation Actions

Since August 2012, the Compensation Committee retained Towers Watson Consulting (Shanghai) Limited, Beijing Branch (“Towers Watson”), an international human resource consulting firm, as an independent compensation adviser to review and advise on the optimization of the structure of the compensation for our NEOs and non-executive directors.

In July 2015, Towers Watson conducted an analysis to compare the compensations for our NEOs and non-executive directors at that time to those of three groups of comparable companies (the “Peer Groups”) and recommended that we increase the CEO’s and the CFO’s base salaries with reference to the 50 percentile level and the 25 percentile level of the salaries of Peer Group III, respectively. Towers Watson also recommended that we increase equity awards to NEOs with reference to the 75 percentile level and 50 percentile level of the equity compensation of Peer Group III, respectively, for our CEO and other NEOs. For details, see “—Market Comparisons” and “Elements of Compensation” below.

Taking into consideration of Towers Watson’s recommendations, the performances of the CEO and performance reviews of other executives by the CEO, and the increase in our stock price over the past years, the Compensation Committee made a compensation adjustment proposal to the Board with lower base salaries but higher discretionary bonuses compared with Towers Watson’s recommendations to reflect higher weight allocation to performance-based bonuses and consistent with their individual performance. The Compensation Committee also recommended that our equity awards in 2015 remain consistent with the grants in 2014.

In August 2015, the Board, acting upon the recommendation of the Compensation Committee, approved the adjusted base salaries and bonuses of certain NEOs and authorized the CEO to make adjustment to the annual base salaries and bonuses of other NEOs. See “—Summary Compensation Table” below for details. The Board, acting upon the recommendation of the Compensation Committee, also approved and authorized the issuance of an aggregate of 329,500 shares of restricted stock under the 2008 Equity Incentive Plan (the “2008 Plan”) to directors and certain executives of the Company, including the following to the NEOs:

•	80,000 shares of the Company’s restricted stock to Mr. Gao;

•	30,000 shares of the Company’s restricted stock to Mr. Ming Yang;

•	20,000 shares of the Company’s restricted stock to Mr. Ming Yin;

•	5,000 shares of the Company’s restricted stock to Ms. Zhijing Liu; and

•	20,000 shares of the Company’s restricted stock to Mr. Gang Yang.

The above restricted stock granted to each NEO will vest annually over a 4-year period in four equal portions, with the first portion vesting on August 4, 2016. The equity awards to NEOs were consistent with the grants in 2014.

Compensation Committee and Compensation Setting Process

Our Board established the Compensation Committee as a regular committee of the Board in 2008. The Compensation Committee currently consists of Mr. Sean Shao, as Chair of the committee, Dr. Yungang Lu and Prof. Wenfang Liu. Each member has been determined to be and each current member remains an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In compliance with the requirements of the SEC rule and the NASDAQ listing rule on compensation committee independence, no member of our Compensation Committee is affiliated with the Company or any of its subsidiary or accepts any consulting, advisory, or other compensatory fee from the Company or any subsidiary except for fees received for services on the Board and Board committees. With each of its members meeting or exceeding the newly implemented higher independence standard, we believe our Compensation Committee had carried out, and will continue to carry out, its responsibilities in good faith, with a goal to make fair determination on executive compensation in the best interest of the Company and its stockholders.

In accordance with its charter, for 2015 and beyond the Compensation Committee evaluated, approved, administered and interpreted, and will continue to evaluate, approve, administer and interpret, our executives’ compensation and benefit policies. As part of its diligence in scrutinizing pay and performance, the Compensation Committee also reviews analyses prepared by its independent compensation adviser, Towers Watson. The Compensation Committee determines the compensation of our executives except that the entire Board makes the final determination as to the compensation of our CEO and CFO. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.

Participation of Management in Compensation Decisions

The Compensation Committee works collaboratively with members of management as well as Towers Watson in designing and developing compensation programs applicable to our NEOs and other executives. The Compensation Committee believes that the executives have greater day-to-day insight into the key metrics on which the Company’s performance should be evaluated. Consequently, the Compensation Committee directs the CEO to review and revise compensation proposals prepared by the Company’s human resources department for the Compensation Committee’s ultimate review and approval.

Other resources that our Compensation Committee may rely upon include individual directors’ respective experiences and recommendations, recommendations of Towers Watson, peer or competitive compensation data provided by Towers Watson or management, the deliberative process of the Compensation Committee, and any other resources that the Compensation Committee may determine relevant. Once the Compensation Committee believes that it has the information necessary to conduct its deliberations, it does so without further input of our NEOs when discussing the CEO’s compensation; and with input of the CEO, when discussing the compensation for the other NEOs or other executives.

Role of the Compensation Adviser

In compliance with the requirements of the SEC rule and the NASDAQ listing rule on independent compensation adviser, our Compensation Committee has the sole discretion to retain and consult the compensation adviser and has sufficient fund to pay for such consultation. Since August 2012, the Compensation Committee directly engaged Towers Watson, an international human resource consulting firm, as its independent compensation adviser. Towers Watson reported directly to the Compensation Committee and not to management. In 2015, at the request of the Compensation Committee, Towers Watson reviewed and advised on the principal aspects of compensation of our CEO, CFO and non-executive directors, including, but not limited to, providing recommendations on updating the composition of three Peer Groups, analyzing public information on the executive compensation of the Peer Groups and other publicly available data (including applying its experience with other companies) on the market trend, and advising on optimizing the structure of our compensations to the NEOs and non-executive directors. Towers Watson summarized such analysis and made recommendations to the Compensation Committee in July 2015. Towers Watson did not provide any other services to the Company in 2015.

Competitive Market Review

We compete with many other biopharmaceutical companies in seeking to attract and retain a skilled workforce and aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we compete for a pool of talent that is highly sought after by both large and established biopharmaceutical and life sciences companies and earlier stage companies, including manufacturers, distributors and marketers of pharmaceutical, biotechnology and medical device products and other healthcare related companies seeking similar skill sets in our geographic area, and in some cases, nationally and internationally. Larger and more established organizations in our industry seek to recruit top talent from smaller and less established companies in the sector just as smaller organizations look to attract and retain the best talent from the industry as a whole.

To succeed in attracting top executives and retaining our current NEOs, we draw upon and access publicly available data and surveys and seek advice from the compensation adviser to ensure we remain current on compensation trends.

Market Comparisons

At the Board’s request to optimize the executive compensation structure for the Company, in July 2015, Towers Watson conducted an executive and non-executive director compensation review for the Compensation Committee that compared and analyzed total compensation levels of our NEOs and directors to those of NEOs and directors at the companies in our Peer Groups. Towers Watson worked directly with our Compensation Committee to analyze the results of this review so that the Compensation Committee could make fully informed decisions in setting total compensation levels for our NEOs and non-executive directors. Following its discussion with our Compensation Committee, Towers Watson moved away from its past selection of members in the Peer Groups to focus on comparable companies in terms of place of incorporation, growth rate, revenue and market value. All the companies in the Peer Groups are pharmaceutical companies incorporated in the United States and listed on major exchanges in the United States.

•	The first Peer Group (“Peer Group I”) focuses on high growth rate. This group consists of 30 pharmaceutical companies, with a compound annual growth rate ranging from 12% to 22% between 2011 and 2014, or with market value as of March 9, 2015 which was five to eight times that as of December 31, 2011. These companies include ZIOPHARM Oncology, Inc., Ligand Pharmaceuticals Incorporated, Keryx Biopharmaceuticals Inc., Sangamo Biosciences Inc., Medivation, Inc., Cepheid, Repligen Corporation, BioCryst Pharmaceuticals, Inc., Sarepta Therapeutics, Inc., Inovio Pharmaceuticals, Inc., Celgene Corporation, BioMarin Pharmaceutical Inc., Amicus Therapeutics, Inc., Sorrento Therapeutics, Inc., Neuralstem, Inc., Threshold Pharmaceuticals Inc., Athersys, Inc., Oragenics Inc., Dyax Corp., Emergent BioSolutions, Inc., United Therapeutics Corporation, Rigel Pharmaceuticals, Inc., Infinity Pharmaceuticals, Inc., Vanda Pharmaceuticals, Inc., ImmuCell Corp., Karyopharm Therapeutics, Inc., MannKind Corp., Neurocrine Biosciences Inc., Fibrocell Science, Inc., and Advaxis, Inc.

•	The second Peer Group (“Peer Group II”) focuses on comparable size. This group consists of 48 pharmaceutical companies, with revenue ranging from $120 million to $480 million in 2014, or with market value ranging from $1.0 billion to $4.0 billion as of March 9, 2015. These companies include Genomic Health Inc., Novavax, Inc., ZIOPHARM Oncology, Inc., AMAG Pharmaceuticals, Inc., Ligand Pharmaceuticals Incorporated, Keryx Biopharmaceuticals Inc., Merrimack Pharmaceuticals, Inc., Sangamo Biosciences Inc., Isis Pharmaceuticals, Inc., Cepheid, Myriad Genetics Inc., Dyax Corp., Anacor Pharmaceuticals, Inc., NewLink Genetics Corporation, Array BioPharma, Inc., MiMedx Group, Inc., Acorda Therapeutics, Inc., Emergent BioSolutions, Inc., Spectrum Pharmaceuticals, Inc., Seattle Genetics, Inc., Ironwood Pharmaceuticals, Inc., Exact Sciences Corporation, Ariad Pharmaceuticals Inc., PDL BioPharma, Inc., ACADIA Pharmaceuticals Inc., Synageva BioPharma Corp., Celldex Therapeutics, Inc., Halozyme Therapeutics, Inc., Infinity Pharmaceuticals, Inc., Agios Pharmaceuticals, Inc., bluebird bio, Inc., PTC Therapeutics, Inc., Portola Pharmaceuticals, Inc., MacroGenics, Inc., Foundation Medicine, Inc., Acceleron Pharma, Inc., Chimerix, Inc., Neurocrine Biosciences Inc., MannKind Corp., INSYS Therapeutics, Inc., Clovis Oncology, Inc., Achillion Pharmaceuticals, Inc., Esperion Therapeutics, Inc., OvaScience, Inc., Ophthotech Corporation, Kythera Biopharmaceuticals, Inc., Tesaro, Inc., and Aegerion Pharmaceuticals, Inc.

•	The third Peer Group (“Peer Group III”) includes 10 companies which meet the criteria of both Peer Group I and Peer Group II. These companies include ZIOPHARM Oncology, Inc., Ligand Pharmaceuticals Incorporated, Sangamo Biosciences Inc., Cepheid, Dyax Corp., Emergent BioSolutions, Inc., Infinity Pharmaceuticals, Inc., Keryx Biopharmaceuticals Inc., Neurocrine Biosciences Inc., and MannKind Corp.

While we refer to the Towers Watson Peer Group data to understand the competitiveness of our compensation packages within the market, we do not specifically benchmark a position within the Peer Groups with respect to any individual element of our executive compensation programs.

Towers Watson was of the opinion that the companies from each of three Peer Groups have similar executive compensation structures with each other and with the Company, and therefore it used all the three Peer Groups as reference groups in making its recommendations. Towers Watson concluded that the NEO compensation packages were not sufficiently competitive for the following reasons:

•	The cash compensations for NEOs are at or below the 50 percentile level in the Peer Groups while the Company’s overall performance is at the 80 to 90 percentile level in the Peer Groups.

•	The dilution effect from equity awards for NEOs is below the 25 percentile level in the Peer Groups.

•	The overall shareholding percentage for NEOs is below the 50 percentile level in the Peer Groups.

•	The amortization cost of our stock-based compensation is below both the market median and average.

Towers Watson therefore recommended that we conduct detailed analysis of each NEO’s compensation every three years to maintain the linkage between executive compensation and corporate performance and adjust the NEO compensation packages (including cash compensation and equity awards) in 2015 in order to remain competitive in the market. Having considered Towers Watson’s recommendations, we adopted a more conservative approach with respect to the proposed adjustments to achieve better pay-for-performance alignment. See “—2015 Key Compensation Actions” above for details.

Elements of Compensation

We use a mix of compensation elements including base salaries, performance-based discretionary cash bonuses, equity awards, and in certain cases severance and change of control benefits and other employee benefits. The criteria for determining each of these components of compensation are described below. We do not provide retirement benefits and only limited perquisites, except as described below.

Base Salaries

Base salaries are intended to compensate our NEOs on a day-to-day basis for their services to the Company and provide a certain level of compensation that is not at-risk. The Compensation Committee evaluates the base salary amounts of comparable companies and uses them as reference to make decisions regarding the salaries of our CEO and CFO, respectively. The Compensation Committee formulates the salaries of the other NEOs based on a percentage of the CFO salary, taking into consideration the qualification and scope of responsibilities of such other NEOs. Using such method ensures that the Company’s base salaries remain competitive within our industry, but also permits the Compensation Committee to use its own judgment to ultimately determine NEO salaries. In setting the base salary for each NEO, the Compensation Committee considers such NEO’s qualification and experience, contribution to the Company, scope of responsibilities, geographic location of his/her position, industry standard and the financial condition of the Company. The relative weight given to each factor varies with each individual and is at the sole discretion of the Compensation Committee. Base salary levels for executive officers are set forth in their individual employment agreements, subject to annual adjustment by the Compensation Committee or the Board, as the case may be, and are reflected in the Summary Compensation Table below.

We did not increase the CEO’s base salary since Mr. Gao joined us in May 2012. We increased the base salaries of the other NEOs consistent with our compensation arrangements with general employees for the past three years. In 2015, the Compensation Committee evaluated the base salary amounts of the Peer Groups and referred primarily to the 50 percentile level and the 25 percentile level of the salaries of Peer Group III as a reference from which to make decisions regarding the salaries of our CEO and CFO, respectively, and authorized an increase in NEO base salaries to achieve better pay-for-performance alignment. The Compensation Committee believes that increases in base salaries should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering corporate strategies and goals, individual management skills and responsibilities, demonstrated loyalty, and the Company’s commitment to attract and retain executives. We expect that our Compensation Committee will reward superior individual and corporate performance with commensurate cash and other compensation. Salary will next be reviewed when the Compensation Committee deems appropriate, but the Compensation Committee does not expect to review salary more frequently than on an annual basis.

Bonuses

NEOs are eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements. Discretionary bonuses are linked to annual corporate and individual performance established by our Compensation Committee. Performance targets are initially set in the budget approved by the Board at the beginning of the year. Key factors the Board considers in evaluating the corporate performance include operating income, non-GAAP net profit, non-GAAP EPS, plasma collection volume, acquisition and establishment of new plasma collection centers, and improvement on corporate governance. The Board evaluates the CEO’s performance primarily based on such key factors, while taking into consideration other significant accomplishments of strategic matters on a case-by-case basis. When evaluating the CFO and other NEOs’ performance, in addition to the corporate performance factors stated above, the Board also takes into consideration individual performance targets specifically for such other position, such as operating cash flow and optimization of financial reporting system in the case of the CFO.

In 2015, the Compensation Committee authorized an adjustment to NEO bonus ratios in annual base salaries to achieve better pay-for-performance alignment. As our actual performance in 2015 surpassed all the initial performance targets set at the beginning of the year, the post-adjustment bonuses for the CEO and the CFO in 2015 were initially set at 100% and 80% of annual base salaries, respectively, and increased to 105% and 89% of annual base salaries, respectively, to reflect their achievements of the performance targets. When determining the bonuses for other NEOs, we also took into consideration certain other specific achievement factors such as obtaining regulatory approval for, and procuring plasma outsourced from, a third-party fractionator over the next three years beginning in 2015.

Equity Awards

NEOs are eligible for equity awards in the form of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares under the 2008 Plan. Equity awards are granted at the discretion of the Compensation Committee to align the NEOs’ interests with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

The size of award to any individual, including NEOs, depends in part on individual performance, including the key factors we consider in evaluating our executive officers’ performance described above and any other indicators of the impact that such employee’s productivity may have on stockholder value over time. Other factors include salary level and competitive data. In addition, in determining the awards granted to each NEO, the Compensation Committee considers the future benefits potentially available to the NEOs from existing awards.

We plan to grant equity awards to our NEOs and other key employees annually but have no program, plan or practice of granting equity awards that coincide with the release by the Company of material non-public information. Currently we do not have any security ownership guidelines.

In August 2015, we granted 155,000 restricted stock to our NEOs, which amounts were consistent with the grants in 2014. In arriving at its determinations, the Compensation Committee took into consideration Towers Watson’s recommendations, which referred primarily to the 75 percentile level and the 50 percentile level of equity compensation of Peer Group III for the recommended equity awards to our CEO and other NEOs, respectively. With reference to Towers Watson’s recommendations, and taking into consideration each other NEO’s position and responsibility, professional experience and performance in the previous year, the CEO recommended to the Compensation Committee the amount of equity awards to each other NEO. The Compensation Committee also took into account the available share reserve under the 2008 Plan when determining the size of equity awards. The Compensation Committee, however, did not place any particular weight on any one individual factor and did not adhere to any specific guidelines in making its determinations.

Severance and Change of Control Arrangements

Our employment agreement with each of our CEO, CFO and Mr. Ming Yin contains severance and change of control arrangements so that we can mitigate the risk of not being able to retain key senior executives in the event of an acquisition of the Company. These severance and change of control arrangements are designed to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive in our industry.

The severance and change of control arrangements in the employment agreements with our CEO, CFO and Mr. Yin provides that if such executive’s employment is terminated by the Company without cause, he will be entitled to receive a cash severance payment equal to 12 months of his then current base salary, payable in 12 equal monthly installments, and that if his employment is terminated by the Company upon certain change of control events, such as certain merger or consolidation of the Company or sale or disposition of all or substantially all of the Company’s assets, he will be entitled to receive a cash severance payment equal to 18 months of his then current base salary, payable in 18 equal monthly installments.

The Compensation Committee believes that these severance and change of control arrangements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives, as well as the interests of our stockholders, rather than any negative personal consequences that may arise as a result of a change of control.

Retirement Benefits

Currently, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any Chinese employee, including the NEOs (other than a mandatory state pension scheme in which all of our employees in China participate) because it is not customary to provide such benefits and programs in China. We maintain a defined contribution 401(k) plan for employees who are U.S. citizens, to which we make no matching contribution. Mr. David (Xiaoying) Gao, a U.S. citizen, is eligible to participate in the 401(k) plan.

Perquisites

We provide our NEOs with limited perquisites and other personal benefits that we believe are reasonable, such as company car-related benefits. We do not view perquisites as a significant element of compensation, but do believe they can be useful in attracting, motivating and retaining desirable executive talents.

Tax and Accounting Information

For 2015 and continuing thereafter, the Compensation Committee considered and will continue to consider the impact of the requirement under Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), that we record as an expense in our financial statements, at the time stock options are granted, the fair value of the options over their vesting period. We do not pay or reimburse any NEOs for any taxes due upon exercise of a stock option.

Other Compensation Policies

Stock Ownership Guidelines

At this time, our Compensation Committee has not adopted stock ownership guidelines with respect to our NEOs, although it may consider doing so in the future.

Compensation Recovery Policy

At this time, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Our Compensation Committee intends to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the NEOs for services rendered in all capacities during the periods indicated.

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)(6)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(6)	Total ($)
David (Xiaoying) Gao	2015	520,839	547,402	9,788,800	—	261,175	11,118,216
CEO and President (1)	2014	500,000	385,353	4,139,200	—	242,648	5,267,201
	2013	500,000	378,703	1,846,400	—	192,702	2,917,805

Ming Yang	2015	241,208	214,771	3,670,800	—	213,073	4,339,852
CFO(2)	2014	215,795	150,711	1,552,200	—	200,513	2,119,219
	2013	200,767	127,929	692,400	—	184,635	1,205,731

Ming Yin	2015	188,845	146,874	2,447,200	—	132,536	2,915,455
Senior Corporate Vice President (3)	2014	165,996	90,800	1,034,800	—	78,945	1,370,541
	2013	154,437	89,760	461,600	—	64,672	770,469

Zhijing Liu	2015	138,915	55,566	747,680	—	27,916	970,077
Corporate Vice President (4)	2014	127,690	55,877	258,700	—	41,206	483,473
	2013	118,797	50,465	115,400	—	24,780	309,442

Gang Yang	2015	127,764	225,400	2,447,200	—	53,557	2,853,921
Corporate Vice President (5)	2014	88,487	236,046	1,034,800	—	37,634	1,396,967
	2013	87,813	177,705	461,600	—	162	727,280

(1)	Mr. Gao has been our CEO since May 10, 2012 and President since January 1, 2013. Mr. Gao has been serving as a director of the Company since October 6, 2011 and the Chairman of the Board since March 30, 2012. Mr. Gao also serves as chairman of the board at several of our subsidiaries. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Gao’s annual base salary to $550,000. Other compensation received by Mr. Gao represents compensation received for serving as a director at several of our subsidiaries, travel and meals allowances and other fringe benefits. See “Outstanding Equity Awards at Fiscal Year End” for details regarding the restricted stock and option awards.
(2)	Mr. Ming Yang has been our CFO since August 7, 2012. Mr. Yang served as our interim CFO between May 31 and August 6, 2012 and Vice President-Finance & Compliance and Treasurer between March 30, 2012 and August 6, 2012. Mr. Yang also serves as a director and the chief financial officer at several of our subsidiaries. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Yang’s annual base salary to $250,000. Other compensation received by Mr. Yang represents compensation received for serving as a director and the chief financial officer at several of our subsidiaries, travel and meals allowances and other fringe benefits. See “Outstanding Equity Awards at Fiscal Year End” for details regarding the restricted stock and option awards.
(3)	Mr. Ming Yin has been our Senior Corporate Vice President since August 2012, our Vice President-Business Development from April 2012 to August 2012 and our Vice President-Finance from August 2010 to March 2012. Mr. Yin also serves as a director at our Shandong Taibang subsidiary. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Yin’s annual base salary to $200,000. Other compensation received by Mr. Yin represents compensation received for serving as a director at our Shandong Taibang subsidiary, travel and meals allowances and other fringe benefits. See “Outstanding Equity Awards at Fiscal Year End” for details regarding the restricted stock and option awards.
(4)	Ms. Liu has been our Corporate Vice President since August 2012 and our Director of Government Affairs and Administration from January 2010 to August 2012. Other compensation received by Ms. Liu represents travel and meals allowances and other fringe benefits. See “Outstanding Equity Awards at Fiscal Year End” for details regarding the restricted stock and option awards.
(5)	Mr. Gang Yang has been our Corporate Vice President since August 2013 and the General Manager of Guizhou Taibang since 2010. Other compensation received by Mr. Yang represents travel and meals allowances and other fringe benefits. See “Outstanding Equity Awards at Fiscal Year End” for details regarding the restricted stock and option awards.
(6)	Salary and bonus of 2015, 2014 and 2013 were translated from RMB to $ (if applicable) at the rate of $1 to RMB6.21, $1 to RMB6.14 and $1 to RMB6.19, respectively. All 2015 bonus were paid out in 2015 and early 2016.

Summary of Employment Agreements and Material Terms

On May 10, 2012, we entered into an employment agreement with Mr. David (Xiaoying) Gao, which agreement was renewed with substantially similar terms on May 11, 2014. Pursuant to the employment agreement, the Company agreed to pay Mr. Gao an annual base salary of $500,000 as consideration for the performance of his duties as the CEO. Mr. Gao will be eligible to receive additional bonus compensation as may be awarded from time to time by the Board in its sole discretion. The employment agreement also provides that if Mr. Gao’s employment is terminated by the Company without cause, Mr. Gao will be entitled to receive severance payment equal to 12 months of his then current base salary paid in 12 equal monthly installments, and that if Mr. Gao’s employment is terminated by the Company upon certain change of control events, including certain merger or consolidation of the Company or sale or disposition of all or substantially all of the Company’s assets, Mr. Gao will be entitled to receive severance payment equal to 18 months of his then current base salary paid in 18 equal monthly installments. As part of his employment agreement, Mr. Gao was also granted a ten-year nonstatutory stock option to purchase 300,000 shares of our common stock under our 2008 Plan on May 11, 2012, with an exercise price of $9.23 per share. The stock option vested in 12 equal portions on a quarterly basis over a three-year period, with the initial vesting date being August 11, 2012. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Gao’s annual base salary to $550,000.

On August 31, 2012, we entered into an employment agreement with Mr. Ming Yang, then interim CFO and Vice President, which agreement was renewed with substantially similar terms on September 1, 2014. Pursuant to the employment agreement, the Company agreed to pay Mr. Yang an annual base salary of RMB1,325,604 (approximately $213,422) as consideration for the performance of his duties as CFO. Mr. Yang will be eligible to receive additional bonus compensation as may be awarded from time to time by the Board in its sole discretion. The employment agreement also provides that if Mr. Yang’s employment is terminated by the Company without cause, Mr. Yang will be entitled to receive a cash severance payment equal to 12 months of his then current base salary, payable in 12 equal monthly installments, and that if Mr. Yang’s employment is terminated by the Company upon certain merger or consolidation of the Company or sale or disposition of all or substantially all of the Company’s assets, Mr. Yang will be entitled to receive a cash severance payment equal to 18 months of his then current base salary, payable in 18 equal monthly installments. As part of his original employment agreement, Mr. Yang was also granted 25,000 shares of the Company’s restricted stock and an option to purchase 50,000 shares of the Company’s common stock with an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Yang’s annual base salary to $250,000.

On August 31, 2012, we entered into an employment agreement with Mr. Ming Yin, which agreement was renewed with substantially similar terms on September 1, 2014. Pursuant to the employment agreement, the Company agreed to pay Mr. Yin an annual base salary of RMB1,019,696 (approximately $164,171) as consideration for the performance of his duties as Senior Corporate Vice President. Mr. Yin will be eligible to receive additional bonus compensation as may be awarded from time to time by the Board in its sole discretion. The employment agreement also provides that if Mr. Yin’s employment is terminated by the Company without cause, Mr. Yin will be entitled to receive a cash severance payment equal to 12 months of his then current base salary, payable in 12 equal monthly installments, and that if Mr. Yin’s employment is terminated by the Company upon certain merger or consolidation of the Company or sale or disposition of all or substantially all of the Company’s assets, Mr. Yin will be entitled to receive a cash severance payment equal to 18 months of his then current base salary, payable in 18 equal monthly installments. As part of his original employment agreement, Mr. Yin was also granted 10,000 shares of the Company’s restricted stock and an option to purchase 30,000 shares of the Company’s common stock at an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. Effective in August 2015, the Board, acting upon the recommendation of the Compensation Committee, authorized an increase in Mr. Yin’s annual base salary to $200,000.

Pursuant to their respective employment agreements, Ms. Zhijing Liu and Mr. Gang Yang are entitled to annual base salary as consideration for their performance of duties and eligible to receive additional bonus compensation as may be awarded from time to time by the Board in its sole discretion. Their annual base salaries are adjusted annually.

Other than noted above and necessary social benefits required by the PRC government, which are defined in the employment agreements, we currently do not provide other benefits to our NEOs at this time except for a defined contribution 401(k) plan in which Mr. Gao, who is a U.S. citizen, participates and to which we make no matching contribution.

Grants of Plan-Based Awards

The following table sets forth information regarding equity grants to NEOs during the fiscal year ended December 31, 2015.

Name	Grant Date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards ($)
David (Xiaoying) Gao	08/03/2015	80,000	—	—	9,788,800
Ming Yang	08/03/2015	30,000	—	—	3,670,800
Ming Yin	08/03/2015	20,000	—	—	2,447,200
Zhijing Liu	02/09/2015	2,000	—	—	135,880
	08/03/2015	5,000	—	—	611,800
Gang Yang	08/03/2015	20,000	—	—	2,447,200

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of December 31, 2015 for each of our NEOs.

	Restricted Stock Awards		Option Awards
	Vested	Unvested	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
Name	(#)	(#)	(#)	(#)	(#)	($)
David (Xiaoying) Gao	60,000	180,000	—	75,000	—	9.85	August 31, 2022
Ming Yang	41,250	73,750	27,500	12,500	—	9.85	August 31, 2022
Ming Yin	22,500	47,500	30,000	—	—	12.26	July 11, 2020
			7,952	7,500	—	9.85	August 31, 2022
Zhijing Liu	7,500	14,500	3,750	3,750	—	9.85	August 31, 2022
Gang Yang	18,750	46,250	40,000	—	—	12.26	July 11, 2020
			11,250	3,750	—	9.85	August 31, 2022

On August 31, 2012, the Company granted Mr. David (Xiaoying) Gao a ten year nonstatutory stock option to purchase 300,000 shares of the Company’s common stock under the 2008 Plan, which option will have an exercise price of $9.85 per share and will vest annually over a 4-year period in four equal portions, with the first portion vesting on September 1, 2013. In August and September 2015, Mr. Gao exercised the stock option to purchase 150,000 and 75,000 shares of the Company’s common stock, respectively. On August 16, 2013, the Company granted Mr. Gao 80,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 17, 2014. On August 26, 2014, the Company granted Mr. Gao 80,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 27, 2015. On August 3, 2015, the Company granted Mr. Gao 80,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 4, 2016.

On August 31, 2012, the Company granted Mr. Ming Yang 25,000 shares of the Company’s restricted stock and a ten year nonstatutory stock option to purchase 50,000 shares of the Company’s common stock with an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. In September 2015, Mr. Yang exercised the stock option to purchase 10,000 shares of the Company’s common stock. On August 16, 2013, the Company granted Mr. Yang 30,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 17, 2014. On August 26, 2014, the Company granted Mr. Yang 30,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 27, 2015. On August 3, 2015, the Company granted Mr. Yang 30,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 4, 2016.

On July 11, 2010, the Company granted Mr. Ming Yin a ten year nonstatutory stock option to purchase 30,000 shares of the Company’s common stock with an exercise price of $12.26 under the 2008 Plan, which vested in 12 equal portions on a quarterly basis over a three-year period, with the first portion vesting on October 11, 2010. On August 31, 2012, the Company granted Mr. Yin 10,000 shares of the Company’s restricted stock and a ten year nonstatutory stock option to purchase 30,000 shares of the Company’s common stock with an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. In September 2015, Mr. Yin exercised the stock option to purchase 14,548 shares of the Company’s common stock. On August 16, 2013, the Company granted Mr. Yin 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 17, 2014. On August 26, 2014, the Company granted Mr. Yin 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 27, 2015. On August 3, 2015, the Company granted Mr. Yin 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 4, 2016.

On August 31, 2012, the Company granted Ms. Zhijing Liu 5,000 shares of the Company’s restricted stock and a ten year nonstatutory stock option to purchase 15,000 shares of the Company’s common stock with an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. In November 2014, Ms. Zhijing Liu exercised the stock option to purchase 7,500 shares of the Company’s common stock. On August 16, 2013, the Company granted Ms. Liu 5,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 17, 2014. On August 26, 2014, the Company granted Ms. Liu 5,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 27, 2015. On February 9, 2015, the Company granted Ms. Liu 2,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 2-year period in two equal portions, with the initial vesting date being February 10, 2016. On August 3, 2015, the Company granted Ms. Liu 5,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 4, 2016.

On July 11, 2010, the Company granted Mr. Gang Yang a ten year nonstatutory stock option to purchase 40,000 shares of the Company’s common stock with an exercise price of $12.26 under the 2008 Plan, which vested in 12 equal portions on a quarterly basis over a three-year period, with the first portion vesting on October 11, 2010. On August 31, 2012, the Company granted Mr. Yang 5,000 shares of the Company’s restricted stock and a ten year nonstatutory stock option to purchase 15,000 shares of the Company’s common stock with an exercise price of $9.85 under the 2008 Plan, which restricted stock and option will vest annually over a 4-year period in four equal portions, with the initial vesting date being September 1, 2013. On August 16, 2013, the Company granted Mr. Yang 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 17, 2014. On August 26, 2014, the Company granted Mr. Yang 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 27, 2015. On August 3, 2015, the Company granted Mr. Yang 20,000 shares of the Company’s restricted stock under the 2008 Plan, which will vest annually over a 4-year period in four equal portions, with the initial vesting date being August 4, 2016.

We use the Black-Scholes option pricing model to measure the fair value of stock options. The determination of the fair value of stock-based compensation awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables, including the expected volatility of our stock price over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock, by our NEOs during the fiscal year ended December 31, 2015:

	OPTION AWARDS				STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
David (Xiaoying) Gao	525,000	(1)	45,718,500	(1)	40,000	4,219,600
Ming Yang	10,000	(2)	850,194	(2)	21,250	2,167,163
Ming Yin	14,548	(3)	1,237,902	(3)	12,500	1,288,825
Zhijing Liu	—		—		3,750	380,688
Gang Yang	—		—		11,250	1,171,863

(1)	Mr. David (Xiaoying) Gao exercised stock option to purchase 525,000 shares of the Company’s common stock in 2015. The value realized on exercise represents the value of the exercised stock option on the date of exercising determined by the closing price of the Company’s common stock on such exercising date deducted by the exercise price.
(2)	Mr. Ming Yang exercised stock option to purchase 10,000 shares of the Company’s common stock and sold all of them on the open market in 2015. The value realized on exercise represents the aggregate dollar amount realized upon the sale of the purchased common stock following a cashless exercise of such stock options.

(3) Mr. Ming Yin exercised stock option to purchase 14,548 shares of the Company’s common stock and sold all of them on the open market in 2015. The value realized on exercise represents the aggregate dollar amount realized upon the sale of the purchased common stock following a cashless exercise of such stock options.

(4) Represents the market value of restricted stock awards on the date of vesting as determined by the closing price of the Company’s common stock on such vesting date.

Pension Benefits

Other than a mandatory state pension scheme in which all of our employees in China participate, no NEOs received or held pension benefits and the Company does not maintain a pension benefit plan during the fiscal year ended December 31, 2015.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any NEO during the fiscal year ended December 31, 2015.

Potential Payments upon Termination or Change in Control

According to their respective employment agreements, our CEO, CFO and Mr. Ming Yin are entitled to severance payments of (i) equal to 12 months of their then current base salary paid in 12 equal monthly installments upon the termination of their employment agreements without cause or (ii) 18 months of their then current base salary paid in 18 equal monthly installments following a change in control. The following table sets forth potential payments upon termination or change in control to these NEOs as if such event had occurred on December 31, 2015.

Name	Base Salary	Entitled Payment Upon Termination Without Cause	Entitled Payment Upon Change of Control
David (Xiaoying) Gao	$550,000	$550,000 payable in 12 equal monthly installments	$825,000 payable in 18 equal monthly installments
Ming Yang	$250,000	$250,000 payable in 12 equal monthly installments	$375,000 payable in 18 equal monthly installments
Ming Yin	$200,000	$200,000 payable in12 equal monthly installments	$300,000 payable in 18 equal monthly installments

Compensation of Directors

The following table sets forth the total compensation earned by our directors during fiscal year ended December 31, 2015:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	Option awards ($)	All other compensation ($)	Total ($)
Sean Shao	60,000	1,223,600	—	—	1,283,600
Yungang Lu	60,000	1,101,240	—	—	1,161,240
Wenfang Liu	60,000	734,160	—	—	794,160
Zhijun Tong	60,000	734,160	—	—	794,160
Albert (Wai Keung) Yeung	60,000	734,160	—	—	794,160
Joseph Chow	60,000	611,800	—	—	671,800
Total	360,000	5,139,120	—	—	5,499,120

(1)	For total compensation earned by Mr. Gao, our Chairman of the Board, see “Summary Compensation Table.”
(2)	Amounts represent the aggregate grant date fair value of awards or equity plan compensation computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are described in Note 15 to the consolidated financial statements of the Company for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K filed on February 25, 2016.

On July 24, 2008, we entered into an independent director agreement with Mr. Sean Shao, pursuant to which we agreed to pay Mr. Shao an annual salary of $24,000 as compensation for his services as a director, which was increased to $60,000 starting January 1, 2011. On August 31, 2012, we granted Mr. Shao 17,500 shares of our restricted stock under the 2008 Plan, which vested on September 1, 2013. On August 16, 2013, we granted Mr. Shao 10,000 shares of our restricted stock under the 2008 Plan, which vested in two equal portions on August 17, 2014 and August 17, 2015. On August 26, 2014, we granted Mr. Shao 10,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 27, 2015 and August 27, 2016. On August 3, 2015, we granted Mr. Shao 10,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On March 19, 2012, we entered into an independent director agreement with Dr. Yungang Lu, pursuant to which we agreed to pay Dr. Lu a monthly fee of $5,000 as compensation for his services as a director. On the same date, we also granted Dr. Lu an option to purchase 20,000 shares of our common stock under the 2008 Plan, which option has an exercise price of $9.16 per share and vested in two equal portions on September 20, 2012 and March 20, 2013. On August 31, 2012, we granted Dr. Lu 10,000 shares of our restricted stock and an option to purchase 10,000 shares of our common stock with an exercise price of $9.85 per share under the 2008 Plan, which restricted stock and option vested on September 1, 2013. On August 16, 2013, we granted Dr. Lu 9,000 shares of our restricted stock under the 2008 Plan, which vested in two equal portions on August 17, 2014 and August 17, 2015. On August 26, 2014, we granted Dr. Lu 9,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 27, 2015 and August 27, 2016. On August 3, 2015, we granted Dr. Lu 9,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On February 27, 2011, we entered into an independent director agreement with Prof. Wenfang Liu, pursuant to which we agreed to pay Prof. Liu a monthly fee of $5,000 as compensation for his services as a director. On August 31, 2012, we granted Prof. Liu 7,500 shares of our restricted stock, which vested on September 1, 2013. On August 16, 2013, we granted Prof. Liu 6,000 shares of our restricted stock under the 2008 Plan, which vested in two equal portions on August 17, 2014 and August 17, 2015. On August 26, 2014, we granted Prof. Liu 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 27, 2015 and August 27, 2016. On August 3, 2015, we granted Prof. Liu 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On April 20, 2012, we entered into an independent director agreement with Mr. Zhijun Tong, pursuant to which we agreed to pay Mr. Tong a monthly fee of $5,000 as compensation for his services as a director. On the same date, we also granted Mr. Tong an option to purchase 20,000 shares of our common stock under the 2008 Plan, which option has an exercise price of $9.61 per share and vested in two equal portions on October 21, 2012 and April 21, 2013. On August 31, 2012, we granted Mr. Tong 5,000 shares of our restricted stock and an option to purchase 5,000 shares of our common stock with an exercise price of $9.85 per share under the 2008 Plan, which restricted stock and option vested on September 1, 2013. On August 16, 2013, we granted Mr. Tong 6,000 shares of our restricted stock under the 2008 Plan, which vested in two equal portions on August 17, 2014 and August 17, 2015. On August 26, 2014, we granted Mr. Tong 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 27, 2015 and August 27, 2016. On August 3, 2015, we granted Mr. Tong 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On July 29, 2012, we entered into an independent director agreement with Mr. Albert (Wai Keung) Yeung, pursuant to which we agreed to pay Mr. Yeung a monthly fee of $5,000 as compensation for his services as a director. On the same date, we also granted Mr. Yeung an option to purchase 20,000 shares of our common stock under the 2008 Plan, which option has an exercise price of $10.57 per share and vested in two equal portions on January 30, 2013 and July 30, 2013. On August 31, 2012, we granted Mr. Yeung 5,000 shares of our restricted stock and an option to purchase 5,000 shares of our common stock with an exercise price of $9.85 per share under the 2008 Plan, which restricted stock and option vested on September 1, 2013. On August 16, 2013, we granted Mr. Yeung 6,000 shares of our restricted stock under the 2008 Plan, which vested in two equal portions on August 17, 2014 and August 17, 2015. On August 26, 2014, we granted Mr. Yeung 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 27, 2015 and August 27, 2016. On August 3, 2015, we granted Mr. Yeung 6,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On November 7, 2013, we entered into a director agreement with Mr. David Hui Li, pursuant to which, at Mr. Li’s request, he did not receive compensation for his service as a director of the Company. On February 22, 2016, we entered into an amended and restated director agreement with Mr. Li, pursuant to which we agreed to pay Mr. Li a monthly fee of $5,000 as compensation for his services as a director. On the same date, we also granted Mr. Li 5,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on February 23, 2017 and February 23, 2018.

On November 3, 2014, we entered into a director agreement with Mr. Joseph Chow, pursuant to which we agreed to pay Mr. Chow a monthly fee of $5,000 as compensation for his services as a director. On the same date, we also granted Mr. Chow 5,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on November 4, 2015 and November 4, 2016. On August 3, 2015, we granted Mr. Chow 5,000 shares of our restricted stock under the 2008 Plan, which will vest in two equal portions on August 4, 2016 and August 4, 2017.

On March 4, 2015, we entered into a director agreement with Mr. Min Fang, pursuant to which, at Mr. Fang’s request, he will receive no compensation for his service as a director of the Company.

All directors receive reimbursements from us for expenses which are necessarily and reasonably incurred by them for providing services to us or in the performance of their duties. Our executive directors do not receive any compensation in addition to their salaries in their capacity as directors or other remunerations as members of our management team. However, we do pay their expenses related to attending Board meetings and participating in Board functions.

Compensation Committee Interlocks and Insider Participation

Mr. Sean Shao, Dr. Yungang Lu and Prof. Wenfang Liu served on the Compensation Committee during the fiscal year ended December 31, 2015. None of them was an employee, an officer, or former officer of the Company during the fiscal year ended December 31, 2015 or during his tenure as a Compensation Committee member. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended December 31, 2015. None of our executive officers has served on the Board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Compensation Policies and Risk Management

The Compensation Committee and the Board in cooperation with management reviewed our 2015 compensation program in July 2015. The Compensation Committee and the Board confirmed that they believed that the elements and features of such program are in line with our balanced approach so that the management would be focused on both short- and long-term performances. As such, they trust that our 2015 compensation program would not encourage management to assume excessive risks and therefore are not reasonably likely to have a material adverse effect on the interest of the Company and its stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

/s/Sean Shao
Mr. Sean Shao, Chair
Dr. Yungang Lu
Prof. Wenfang Liu

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2016 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
	Officers and Directors
David (Xiaoying) Gao (3)	Chairman of the Board, CEO and President	Common Stock	377,000	1.42%
Sean Shao (4)	Director	Common Stock	30,000	*
Wenfang Liu (5)	Director	Common Stock	22,783	*
Yungang Lu (6)	Director	Common Stock	53,500	*
Zhijun Tong (7)	Director	Common Stock	24,000	*
Albert (Wai Keung) Yeung (8)	Director	Common Stock	39,000	*
Joseph Chow(9)	Director	Common Stock	2,500	*
Ming Yang (10)	CFO	Common Stock	52,282	*
Ming Yin (11)	Senior Corporate Vice President	Common Stock	51,419	*
Zhijing Liu (12)	Corporate Vice President	Common Stock	4,468	*
Gang Yang (13)	Corporate Vice President	Common Stock	62,205	*
All officers and directors as a group		Common Stock	719,157	2.68%
	5% Security Holders
Warburg Pincus entities (14)		Common Stock	4,087,200	15.37%
Charles R. Kaye (14)		Common Stock	4,087,200	15.37%
Joseph P. Landy (14)		Common Stock	4,087,200	15.37%
GL Trade Investment Limited (15)		Common Stock	1,605,315	6.04%
Zhenfu Li (16)		Common Stock	1,619,777	6.09%
Parfield International Ltd. (17)		Common Stock	1,360,000	5.11%
Marc Chan (17)		Common Stock	2,313,449	8.70%
Capital World Investors(18)		Common Stock	2,867,323	10.78%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our common stock.
(2)	As of March 31, 2016, a total of 26,590,974 shares of our common stock were considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included for the purpose of computing the number of shares beneficially owned and the percentage ownership of such beneficial owner. We did not deem such shares to be outstanding, however, for purposes of calculating the percentage ownership of any other person.
(3)	Represents 377,000 shares of our common stock.
(4)	Represents 30,000 shares of our common stock.

(5)	Represents 3,283 shares of our common stock and 19,500 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $17.00 per share.

(6)	Represents 23,500 shares of our common stock, 20,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $9.16 per share, and 10,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $9.85 per share.
(7)	Represents 14,000 shares of our common stock and 10,000 shares out of 20,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $9.61 per share.
(8)	Represents 14,000 shares of our common stock, 20,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $10.57 per share, and 5,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, fully vested and exercisable at $9.85 per share.
(9)	Represents 2,500 shares of our common stock.
(10)	Represents 24,782 shares of our common stock, and 27,500 shares out of the 50,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $9.85 per share, which vests in equal portions on an annually basis over a four-year period, with an initial vesting date of September 1, 2013.
(11)	Represents 13,467 shares of our common stock, 30,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 plan, fully vested and exercisable at $12.26 per share, and 7,952 shares out of the 30,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $9.85 per share, which vests in equal portions on an annually basis over a four-year period, with an initial vesting date of September 1, 2013.
(12)	Represents 718 shares of our common stock, and 3,750 shares out of the 15,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $9.85 per share, which vests in equal portions on an annually basis over a four-year period, with an initial vesting date of September 1, 2013.
(13)	Represents 10,955 shares of our common stock, 40,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 plan, fully vested and exercisable at $12.26 per share, and 11,250 shares out of the 15,000 shares of our common stock underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $9.85 per share, which vests in equal portions on an annually basis over a four-year period, with an initial vesting date of September 1, 2013.
(14)	Represents 944,077 shares of our common stock held by Warburg Pincus Private Equity X, L.P. (“WP X”), 30,203 shares of our common stock held by Warburg Pincus X Partners, L.P. (“WPP X”) and 3,112,920 shares of our common stock held by WP X Biologics LLC (“WP X B”) as reported in a Schedule 13D filed with the SEC by WP X, WPP X, WP X B and their affiliates on March 8, 2016. WP X B is owned 96.9% by WPX and 3.1% by WPPX. Warburg Pincus X, L.P. (“WP X LP”), the sole general partner of WP X and WPP X, Warburg Pincus X LLC (“WP X LLC”), the sole general partner of WP X LP, Warburg Pincus Partners, LLC (“WPP LLC”), the sole member of WP X LLC, Warburg Pincus & Co. (“WP”), the managing member of WPP LLC, Warburg Pincus LLC (“WP LLC”), which manages each of WP X and WPP X, and Messrs. Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC, may be deemed to be the beneficial owners of the shares of our common stock held by WP X and WPP X. Messrs. Kaye and Landy may be deemed to control WP X, WPP X, WP X LP, WP X LLC, WPP LLC, WP and WP LLC. Each of WP X LP, WP X LLC, WPP LLC, WP, WP LLC, and Messrs. Kaye and Landy disclaims beneficial ownership of the common stock, except to the extent of its or his pecuniary interest in such shares. The address of each of WP X, WPP X, WP X B and Messrs. Kaye and Landy is in care of Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.
(15)	Represents 1,605,315 shares of our common stock held by GL Trade Investment Limited as reported in a Schedule 13G filed with the SEC by GL Trade Investment Limited and its affiliates on February 13, 2014. GL Trade Investment Limited is wholly owned by GL China Opportunities Fund L.P. GL Capital Management GP L.P. is the sole general partner of GL China Opportunities Fund L.P. GL Capital Management GP Limited is the sole general partner of GL Capital Management GP L.P. GL Partners Capital Management Limited is the record owner of 51% of the total issued and outstanding ordinary shares of GL Capital Management GP Limited and has the right to appoint three out of the six directors of GL Capital Management GP Limited. Mr. Zhenfu Li is the record owner of 70% of the total issued and outstanding ordinary shares of GL Partners Capital Management Limited. The address of GL Trade Investment Limited is Unit 3001, China World Tower 2, No.1 Jian Guo Men Wai Avenue, Beijing 100004, People’s Republic of China.
(16)	Represents 14,462 shares of our common stock held by Mr. Zhenfu Li and 1,605,315 shares of our common stock held by GL Trade Investment Limited as reported in a Schedule 13G filed with the SEC by GL Trade Investment Limited and its affiliates on February 13, 2014.The address of Mr. Zhenfu Li is Unit 3001, China World Tower 2, No.1 Jian Guo Men Wai Avenue, Beijing 100004, People’s Republic of China.
(17)	Represents 1,360,000 shares of our common stock held by Parfield International Ltd. and 953,449 shares of our common stock held by Amplewood Resources Ltd. as reported in a Schedule 13G filed by Parfield International Ltd. and Marc Chan on January 28, 2016. Marc Chan is the director and sole shareholder of Parfield International Ltd. and Amplewood Resources Ltd. The address of the business office of Marc Chan is Unit No. 21E, 21st Floor, United Centre, 95 Queensway Admiralty, Hong Kong.
(18)	Represents 2,867,323 shares of our common stock held by Capital World Investors as reported in a Schedule 13G filed by it on April 8, 2016. The address of the business office of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There were no transactions since the beginning of the 2015 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $100,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described above under the heading “Executive Compensation”).

None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Policies and Procedures Relating to Transactions with Related Persons

Our Board adopted the Related Party Transactions Policy and Procedures on July 27, 2009 and certain amendments on March 11, 2013 (the “Policy”). Under the Policy, all Interested Transactions with Related Parties are subject to approval or ratification in accordance with the procedures set forth below.

The Policy defines an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Party” is defined as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed an annual report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock or (c) immediate family member of any of the foregoing.

Procedures

Under the Policy, the Audit Committee shall review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If the Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

The Audit Committee has reviewed the Interested Transactions described below in “Standing Pre-Approval for Certain Interested Transactions” and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Audit Committee under the terms of the Policy. In addition, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Interested Transaction deemed pre-approved pursuant to paragraph (3) or (4) under “Standing Pre-Approval for Certain Interested Transactions” below and each new Interested Transaction preapproved by the Chair in accordance shall be provided to the Audit Committee for its review.

Under the Policy, no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Party to see that they are in compliance with the Audit Committee’s guidelines and that the Interested Transaction remains appropriate.

Standing Pre-Approval for Certain Interested Transactions

The following Interested Transactions has been reviewed in accordance with the Policy and are deemed as having been pre-approved by the Audit Committee, even if the aggregate amount involved will exceed $100,000.

•	Employment of Executive Officers. Any employment by the Company of an executive officer if (a) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Director Compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

•	Certain Transactions with other Companies. Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues.

•	Certain Company Charitable Contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts.

•	Transactions Where All Stockholders Receive Proportional Benefits. Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

•	Transactions Involving Competitive Bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

•	Regulated Transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Certain Banking-Related Services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There were no related party transactions since the beginning of the fiscal year ended December 31, 2015 for which our Policy did not require review, approval or ratification, or where our Policy was not followed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects our executive officers, delegates authority for the conduct of our day-to-day operations to those officers, and monitors their performance. Members of the Board keep themselves informed of our business by participating in Board and committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

See “Governance and Nominating Committee” above for a discussion of the process for selecting directors.

There are currently nine directors serving on the Board. Pursuant to Section 3.02 of the Company’s currently effective bylaws, the directors have been designated into three Classes: Class I directors currently consist of Mr. David (Xiaoying) Gao, Mr. Joseph Chow and Mr. Min Fang, with term expiring in 2016; Class II directors currently consist of Mr. Sean Shao, Prof. Wenfang Liu and Mr. David Hui Li, with term expiring in 2017; and Class III directors currently consist of Dr. Yungang Lu, Mr. Zhijun Tong and Mr. Albert (Wai Keung) Yeung, with term expiring in 2018. At each annual meeting of stockholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. At the Annual Meeting, three directors will be elected as Class I directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders.

The director nominees who have been nominated for election to the Board as Class I directors are listed in the table below. Each of the nominees is a current director of the Company. The stockholders are entitled to vote “withhold” or “for” with respect to each director nominee on an individual basis.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director for a three-year term expiring in 2019.

The three director nominees receiving a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon shall be elected as the Class II directors.

According to our Corporate Governance Guidelines, in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his/her election than votes “for” such election (a “Majority Withheld Vote”) is obligated to promptly tender his/her resignation to the Board following certification of the stockholder vote.

In the event of a tendered resignation following a Majority Withheld Vote, the Governance and Nominating Committee will thereafter promptly consider the resignation offer and recommend to the Board action with respect to the tendered resignation, and the Board shall promptly act upon such recommendation. In considering what action to recommend with respect to the tendered resignation, the Governance and Nominating Committee will take into account all factors deemed relevant by the members of the Governance and Nominating Committee including, without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director's contributions to us, and our Corporate Governance Guidelines.

Proxies submitted on the accompanying proxy card will be voted for the election of the director nominees listed below, unless the proxy card is marked otherwise.

The Board of Directors recommends a vote FOR the election of the director nominees listed below.

Set forth below are the name, age and principal occupation of each nominee for election as a Class I director and of each Class II and Class III directors who will continue to serve on the Board.

Nominees for Election (Class I Directors)

Name	Age	Position with the Company
David (Xiaoying) Gao	65	Chairman of the Board, CEO & President
Joseph Chow	52	Director
Min Fang	36	Director

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2017 (Class II Directors)

Name	Age	Position with the Company
Sean Shao	59	Director
Wenfang Liu	78	Director
David Hui Li	47	Director

Directors with Terms Expiring in 2018 (Class III Directors)

Name	Age	Position with the Company
Yungang Lu	52	Director
Zhijun Tong	56	Director
Albert (Wai Keung) Yeung	73	Director

Director Qualifications

Directors are responsible for overseeing our business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on our Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

In its assessment of each potential candidate, including those recommended by stockholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of our business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to Be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of our current needs and business priorities. The Company is a NASDAQ listed biopharmaceutical company that is principally engaged in the research, development and manufacturing of plasma-based pharmaceutical products in China. Therefore, the Board believes that a diversity of professional experiences in the biopharmaceutical industry, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. In addition, the market in which we compete is characterized by introductions of new products and changes in customer demands and our future success depends upon our ability to keep pace through strong research and development. Therefore, the Board believes that academic and professional experience in research and development in the biopharmaceutical industry should also be represented on the Board.

Summary of Qualifications of Nominees for Class I Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our Class I director nominees. For more detailed information, please refer to the biographical information for such director set forth above.

Mr. David (Xiaoying) Gao. Mr. Gao has been a member of our Board since October 6, 2011, our Chairman since March 30, 2012 and our CEO since May 10, 2012. From February 2004 until the company’s acquisition by Sanofi in February 2011, Mr. Gao served as the chief executive officer and director of BMP Sunstone Corporation (NASDAQ: BJGP). Following the acquisition, he served as a senior integration advisor for Sanofi from February to August 2011. From February 2002 through February 2004, Mr. Gao served as the chairman of BMP China’s board of directors. Mr. Gao served as the president and a director of Abacus Investments Ltd, a private wealth management company, from August 2003 until June 2004, and as chief executive officer of Abacus from July 2003 to June 2004. From 1989 to 2002, Mr. Gao held various executive positions at Motorola, Inc., including: a director and vice president of the Integrated Electronic System Sector, Asia-Pacific operation, from 1998 to 2002; a Member of Motorola Asia Pacific Management Board, Management Board of Motorola Japan Ltd., from 2000 to 2002; and Motorola China Management Board from 1996 to 2002. Mr. Gao holds a B.S. in Mechanical Engineering from the Beijing Institute of Technology, a M.S. in Mechanical Engineering from Hanover University, Germany, and an M.B.A. from The Massachusetts Institute of Technology.

Mr. Gao has extensive experience gained from working in the pharmaceutical industry in a variety of positions at the senior management level. With a strong mix of operational and financial knowledge, both generally and specifically with regard to the pharmaceutical industry, Mr. Gao adds to the Board’s collective level of expertise, skills and qualifications. In addition, Mr. Gao’s current position as the CEO and President of the Company brings to the Board first-hand knowledge of the Company’s operations and the prospective of the management.

Mr. Joseph Chow. Mr. Chow has been a member of our Board since November 3, 2014. Mr. Chow has over 20 years of experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. Mr. Chow was recently a managing director of Moelis and Company and was previously a managing director at Goldman Sachs (Asia) LLP. Prior to that, he served as an independent financial consultant, as chief financial officer of Harbor Networks Limited, and as chief financial officer of China Netcom (Holdings) Company Limited. Prior to that, Mr. Chow served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently sits on the board as a director for China Lodging Group, Limited, a company listed on NASDAQ; and independent non-executive director for Intime Department Store (Group) Co., Ltd. and CAR, Inc., respectively, both of which are companies listed on the Stock Exchange of Hong Kong. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and a Master of Business Administration degree from the University of Maryland at College Park.

Mr. Chow has significant experience leading, managing and advising companies. Mr. Chow’s investment managing background gives him keen insight into Company’s operations. The Board believes that, as the former chief financial officer of other companies, Mr. Chow also qualifies as a financial expert and is able to provide key insight to the Board on financial and other matters. In addition, Mr. Chow’s service on the boards of other public companies has given him expertise with respect to corporate governance issues. The Board believes that Mr. Chow has the qualities necessary to contribute to the Board’s overall effectiveness.

Mr. Min Fang. Mr. Fang has been a member of our Board since March 2, 2015. Mr. Fang is a Managing Director at Beijing Warburg Pincus Investment Consulting Company Limited Shanghai Branch (“Warburg Pincus Shanghai”), and a core member of the China healthcare team. In addition to his role with us, Mr. Fang currently serves on the board of several private and public companies including, among others, Beijing Amcare Women’s and Children’s Hospital Co., Ltd.. From March 2010 to July 2011, he was a vice president at Carlyle Asia Private Equity. From July 2007 to February 2010, Mr. Fang was an associate at Warburg Pincus Shanghai. Prior to joining Warburg Pincus Shanghai, he worked at the Boston Consulting Group focusing on management consultancy for pharmaceutical and medical device companies. Mr. Fang received a B.A. in International Finance from Fudan University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Fang’s extensive experience in equity investments and advising various pharmaceutical companies throughout the world led the Board to conclude that he would be a valuable addition to the Board. His experience on the boards of both public and private pharmaceutical companies also provides significant value and adds to his diverse perspective.

General Information

For information as to the shares of the common stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG Huazhen LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016. KPMG Huazhen LLP was the Company’s independent registered public accounting firm from August 5, 2015 through December 31, 2015. Prior to that, KPMG was the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2015.

On August 3, 2015, the Board, acting upon the recommendation of the Audit Committee, approved the dismissal of KPMG as the Company’s independent registered public accounting firm and the appointment of KPMG Huazhen LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, effective on August 5, 2015. The change to KPMG Huazhen LLP, based in mainland China, was intended to align the auditing process to the location where the vast majority of the Company’s operations take place and where substantial audit work is performed.

We are asking our stockholders to ratify the selection of KPMG Huazhen LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG Huazhen LLP to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by KPMG Huazhen LLP that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accounting firms and their clients during the last fiscal year. Representatives of KPMG Huazhen LLP are expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Services and Fees of Independent Public Accounting Firm

Aggregate fees billed to the Company by our independent accountant, KPMG Huazhen LLP, during the last two fiscal years were as follows:

	2015	2014
Audit Fees	$893,866	$902,613
Audit Related Fees	34,888	60,724
Tax Fees	44,218	42,707
All Other Fees	—	—
Total	$972,972	$1,006,044

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit of the effectiveness of internal control over financial reporting, and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

The aggregate amount of audit fees for 2015 consists of $893,866 billed by KPMG and KPMG Huazhen LLP, for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2015 and review of the Company’s financial statements included in the three Form 10-Q’s for the quarters ended March 31, June 30 and September 30, 2015, and audit of the effectiveness of internal control over financial reporting as of December 31, 2015.

The aggregate amount of audit fees for 2014 consists of $902,613 billed by KPMG, for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2014 and review of the Company’s financial statements included in the three Form 10-Q’s for the quarters ended March 31, June 30 and September 30, 2014, and audit of the effectiveness of internal control over financial reporting as of December 31, 2014.

Audit related fees paid by us to KPMG of $34,888 and $60,724 in 2015 and 2014, respectively, were for KPMG’s auditing services, including issuing comfort letters, in connection with follow-on offerings of the Company’s common stock in June 2015 and July 2014, respectively.

Tax fees paid by us to KPMG of $44,218 and $42,707 in 2015 and 2014, respectively, were for tax services in the same periods.

In accordance with the Audit Committee’s pre-approval policies and procedures described below, in 2015, all audit, audit-related, tax and other services performed by KPMG or KPMG Huazhen LLP, as the case may be, were approved in advance by the Audit Committee. KPMG or KPMG Huazhen LLP, as the case may be, was our principal auditor and no work was performed by persons outside of these two firms.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us.

The Board of Directors recommends a vote FOR ratification of the selection of KPMG Huazhen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in the Compensation Discussion and Analysis and related compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote for the approval of the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the approval of the named executive officer compensation as disclosed in this Proxy Statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis and related compensation tables.

PROPOSAL NO. 4

Amendment to Certificate of Incorporation to increase authorized shares of common stock

On April 29, 2016, the Board approved and recommended for submission to our stockholders for approval at the Annual Meeting certain amendment to our Second Amended and Restated Certificate of Incorporation (the “Current Certificate”) to increase the number of authorized shares of common stock. The Current Certificate authorizes 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $0.0001. As of March 31, 2016, no shares of preferred stock were outstanding. The proposed amendment will not increase the number of shares of preferred stock that the Company is authorized to issue.

Form of the Amendment

If stockholders approve this proposal, the Current Certificate will be amended and restated to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 to 1,000,000,000. The par value of the common stock will remain at $0.0001 per share. The amendment would amend and restate Clause (a) of FOURTH Article of the Current Certificate to read in its entirety as follows:

“FOURTH: (a) The total number of shares of stock which this Corporation is authorized to issue is: 1,010,000,000 shares, with a par value of $0.0001, of which 1,000,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock.”

The remaining text of the Current Certificate will remain unchanged. The above description is qualified in its entirety by reference to the actual text of our Third Amended and Restated Certificate of Incorporation (the “Proposed Certificate”) effecting the increased number of authorized shares of common stock, which is set forth in Annex A (with deletions indicated by strike-outs and additions indicated by underlining) and incorporated herein by this reference. We urge you to review carefully the Proposed Certificate in its entirety because the above summary may not contain all the information about this amendment that is important to you.

Purpose of the Amendment

The purpose of the proposed amendment is to increase the number of authorized shares of common stock from 100,000,000 to 1,000,000,000. The Board believes it is in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility in considering and planning for potential business needs. Subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency or under NASDAQ rules, the passage of the proposed amendment would make additional shares of common stock available for issuance from time to time in the Board’s discretion in connection with any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans or employee stock plans or for other corporate purposes.  As of the date of this Proxy Statement, there are no definitive plans or arrangements with respect to issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.  The Board believes, however, that these additional shares will provide the Company with the ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

A stockholder vote against the proposed increase in the number of authorized shares of our common stock would have the effect of limiting our use of common stock for the purposes discussed above.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to its common stock. Accordingly, should the Board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Although the Board will authorize future issuances of common stock or securities convertible into common stock only when it considers such issuance to be in the best interests of the Company, stockholders should recognize that such issuances could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. The proposed amendment is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment

If adopted by the stockholders, the Proposed Certificate will become effective upon filing with the Delaware Secretary of State. As permitted under Section 242(c) of the Delaware General Corporation Law, the Board may delay or abandon the proposed amendment without further action by the stockholders if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the adoption of the amendment to the Current Certificate to increase the number of authorized shares of common stock as disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of the Company, at 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China, no later than the close of business on December 31, 2016. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Pursuant to Section 2.04 of our currently effective bylaws, stockholder proposals to be brought before the 2017 annual meeting, made outside the Rule 14a-8 processes, must be received by our Corporate Secretary at the principal executive offices of the Company no earlier than February 9, 2017 and no later than March 10, 2017; provided, however, that if the date of the 2017 annual meeting is earlier than May 21, 2017 or later than August 19, 2017, a stockholder proposal must be so received no earlier than the close of business on the 90th day prior to the date of the 2017 annual meeting and not later than the close of business on the later of (i) the 60th day prior to the date of the 2017 annual meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to China Biologic Products, Inc., c/o Corporate Secretary, 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, People’s Republic of China. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.chinabiologic.com after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of directors, the ratification of the appointment of the accountants of the Company, and the advisory vote on executive compensation. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

April 29, 2016	By Order of the Board of Directors
/s/ Ming Yin
Ming Yin
Corporate Secretary

CHINA BIOLOGIC PRODUCTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2016

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of China Biologic Products, Inc., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2016 (the “Proxy Statement”), and hereby constitutes and appoints David (Xiaoying) Gao and Ming Yin (the “Proxies”), or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote, as designed below and with the same force and effect as the undersigned, all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders to be held on June 20, 2016 (the “Annual Meeting”), and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Class I Directors the nominees listed below – The Board recommends a vote FOR each of the listed nominees:

1.	David (Xiaoying) Gao	FOR	☐	WITHHOLD	☐
2.	Joseph Chow	FOR	☐	WITHHOLD	☐
3.	Min Fang	FOR	☐	WITHHOLD	☐

2.	Ratify the appointment of KPMG Huazhen LLP as the Company’s independent auditors for fiscal year ending December 31, 2016 – The Board recommends a vote FOR this Proposal.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement – The Board recommends a vote FOR this Proposal.

FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	Approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law – The Board recommends a vote FOR this Proposal.

FOR	☐	AGAINST	☐	ABSTAIN	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF KPMG HUAZHEN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS DISCLOSED IN THE PROXY STATEMENT. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 29, 2016 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 29, 2016, and the 2015 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date ______________, 2016

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer of the corporation. No postage is required if returned in the enclosed envelope.

Annex A

STATE OF DELAWARE

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHINA BIOLOGIC PRODUCTS, INC.

China Biologic Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is China Biologic Products, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 10, 2007. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 3, 2012. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 23, 2014.

B. This ~~Second~~Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors and the stockholders of the Corporation.

C. Pursuant to Section 242 and Section 245 of the DGCL, this ~~Second~~Third Amended and Restated Certificate of Incorporation amends and restates the provisions of the Second Amended and Restated Certificate of Incorporation of this Corporation.

D. The text of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as set follows:

FIRST: The name of this Corporation shall be: CHINA BIOLOGIC PRODUCTS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 615 South DuPont Highway, city of Dover County of Kent, Delaware 19901 and its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purposes of the Corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of stock which this Corporation is authorized to issue is: ~~110,000,000~~1,010,000,000 shares, with a par value of $0.0001, of which ~~100,000,000~~1,000,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock.

(b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certificate of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c) Any amendment, modification or repeal of Section (b) of this FOURTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

FIFTH: Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Any amendments to this FIFTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation unless otherwise specified for any particular provision in the Bylaws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH: (a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by this Certificate of Incorporation or by the Bylaws directed or required to be exercised or done by the stockholders.

(b) The Board of Directors shall consist of no more than nine members, the exact number of which shall be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of the stockholders beginning at the annual meeting after such first meeting, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected, subject, however, to his or her prior death, resignation, retirement or removal from office. Directors need not be residents of Delaware or stockholders of the Corporation. Subject to any additional requirement set forth in the Corporation’s corporate governance guidelines, in any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected.

(c) If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

(d) Any amendments to this EIGHTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~20th~~____ day of ~~June, 2014~~____, 2016.

David (Xiaoying) Gao

Chief Executive Officer